SCHEDULE 14C

(Rule 14c-101)

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   o

Check the appropriate box:

¨	Preliminary Proxy Statement

¨	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]	Definitive Information Statement

Asia Premium Television Group, Inc.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required.

[   ] Fee computed on table below per Exchange Act Rules 14c-5(g)

    and 0-11.

       (1) Title of each class of securities to which transaction applies:

       (2) Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule

        0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4) Proposed maximum aggregate value of transaction:

       (5) Total fee paid:

[   ] Fee paid previously with preliminary materials

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

 ASIA PREMIUM TELEVISION GROUP, INC

NOTICE OF ACTION TAKEN PURSUANT TO

WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

To the Stockholders of Asia Premium Television Group, Inc.

This Notice and the accompanying Information Statement are being furnished to the stockholders of Asia Premium Television Group., a Nevada corporation (the “Company”), in connection with action taken by the holders of a majority of the issued and outstanding voting securities of the Company, approving, by written consent dated August 14, 2009, the following actions;

1. The change of the name of the Company to China Grand Resorts, Inc., and

2. The reverse split of the Company’s issued and outstanding common stock, par value $0.001 per share (the “Common Stock”) on a 20 for 1 basis, so that every twenty (20) outstanding shares of Common Stock (excluding treasury shares) before the reverse stock split shall represent one (1) share of Common Stock after the reverse stock split.

3. The filing with the Nevada Secretary of State a Certificate of Amendment to the Articles of Incorporation to effect the Name Change and the Reverse Stock Split (the “Certificate”);

The actions to be taken pursuant to the written consent shall be taken at such future date as determined by the Board of Directors, as evidenced by the filing of the Certificate with the Secretary of State of the State of Delaware, but in no event earlier than the 20th day after this Information Statement is so mailed or furnished.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

Your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information.

By order of our Board of Directors,

/s/Carla Zhou

Chief Financial Officer

Dated: October 15, 2009

INFORMATION STATEMENT

OF

ASIA PREMIUM TELEVISION GROUP, INC.

3/F, No. 5 Building Shi Qiao World Trade Apartment,

B. No. 16 Dongsanhuan Middle Road, Chaoyang District,

Beijing 100022, P.R. China

1

THIS INFORMATION STATEMENT IS BEING PROVIDED

TO YOU BY THE BOARD OF DIRECTORS OF

ASIA PREMIUM TELEVISION GROUP, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

This Information Statement is being mailed or furnished to the stockholders of ASIA PREMIUM TELEVISION GROUP, INC., a Nevada corporation (the “Company”), in connection with the authorization of the following corporate action (“Corporate Actions”);

1. The change of the name of the Company to China Grand Resorts, Inc. (“Name Change”), and

2. The reverse split of the Company’s issued and outstanding common stock, par value $0.001 per share (the “Common Stock”) on a 20 for 1 basis, so that every twenty (20) outstanding shares of Common Stock (which excludes treasury shares) before the reverse stock split shall represent one (1) share of Common Stock after the reverse stock split (“Reverse Stock Split”).

3. File with the Nevada Secretary of State a Certificate of Amendment to the Articles of Incorporation to effect the Name Change and the Reverse Stock Split (the “Certificate”);

The Company Board of Directors approved the Corporation Actions by unanimous written consent on August 13, 2009. Shareholders holding a majority of the Common Stock approved the Corporate Actions by the written consent dated August 14, 2009. The stockholders held an aggregate 5,334,487 shares of Common Stock or 53.5% of the Common Stock outstanding on such date. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of this corporate action before it takes effect.

This Information Statement is first being mailed or furnished to the stockholders of the Company on or about October 16, 2009, and the transaction described herein shall become effective at such future date as determined by the Board of Directors, as evidenced by the filing of the Certificate with the Nevada Secretary of State, but in no event earlier than the 20th day after this Information Statement is so mailed or furnished.

ACTION BY BOARD OF DIRECTORS

AND

CONSENTING STOCKHOLDERS

The Company Board of Directors approved the Corporation Actions by unanimous written consent on August 13, 2009. Shareholders holding a majority of the Common Stock approved the Corporate Action by the written consent dated August 14, 2009. The stockholders held an aggregate 5,334,487 shares of Common Stock or 53.5% of the Common Stock outstanding on such date. The Unanimous Written Consent of the Board of Directors is attached hereto as Appendix A. The form of written consent that has been signed by the majority stockholders is attached hereto as Appendix B.

The reasons for, and general effect of, the Name Change and Reverse Split are described in NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS below.

The Board of Directors of the Company knows of no other matters other than that described in this Information Statement which have been recently approved or considered by the holders of the Common Stock.

GENERAL

This Information Statement is first being mailed or furnished to stockholders on or about October 16, 2009. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.

VOTE OBTAINED — NEVADA LAW

Pursuant to Nevada Revised Statutes (“NRS”) § 78.320, unless otherwise provided in the certificate of incorporation, or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting or notice if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors voted to utilize and obtain the written consent of the holders of a majority in interest of our Common Stock. As of August 13, 2009 (the Record Date established by the Board of Directors), there were 9,965,538  shares of Common Stock of the Company issued and outstanding. Each holder of Common Stock is entitled to one vote for each share held by such holder.

Stockholders holding in the aggregate 5,334,487 shares of Common Stock or 53.5% of the Common Stock outstanding on such date approved the Corporate Actions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table will identify, as of August 13, 2009, the number and percentage of outstanding shares of common stock of the Company owned by (i) each person known to the Company who owns more than five percent of the outstanding common stock, (ii) each officer and director, and (iii) and officers and directors of the Company as a group.

Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Unless otherwise indicated, the address for each Beneficial Owner shall be c/o the company at: Room 602, 2 North Tuanjiehu Street, Chaoyang District Beijing, 100026, PRC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
Beijing Hua Hui Hengye Investment Ltd. Pine Valley Center 11 Fl., 8 Jiangguo Men Outer Street, Chaoyang District, Beijing, China(2)	16,646,342	62.6%
Meng Hua Liu Pine Valley Center 11 Fl., 8 Jiangguo Men Outer Street, Chaoyang District, Beijing, China(3)	16,646,342	62.6%
Yang Lan(4)	3,796,281	38.1%
Her Village Limited 8/F,Crawford Tower, 99 Jervois Street, Sheung Wan, Hong Kong	1,704,402	17.1%
Xing Jing(5)	0	0
Lou Peide(6)	0	0
Carla Zhou(7)	0	0
Redrock Capital Venture Ltd.(8)	1,853,659	18.6%
Chen Zengjie(9)	1,309,005	13.1%
Officers and Directors as a group (4 persons)	16,646,342	62.6%

(1). Based on 9,965,538 shares of common stock issued and outstanding as of August 13, 2009 which gives effect to the Redrock transaction.  Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants.

(2). On August 1, 2009, the Company entered into a subscription and asset sale agreement with Beijing Hua Hui Hengye Investment Ltd. (“Hua Hui”) pursuant to which it received the commercial income rights to development project located Changde, Hunan Province, PRC., and the Company agreed to issue to Hua Hui 55,487,805 shares of its common stock. Under the agreement, 30% of the shares (16,646,342) are to be issued within 90 days, although the Company intends to issue such shares of common stock indicated herein within 60 days. The shareholder is entitled to receive an additional 38,841,463 shares of our common stock upon completion of a construction project. The amount stated herein does not include such additional amount of shares.

(3).Represents 1,853,659 shares of common stock issuable to Redrock Capital Venture Limited (see footnote 8), 1,704,402 shares held by Her Village Limited (see footnote 3), 235,500 shares held by Yang Lan Studio Limited, and 2,720 shares held directly by Ms. Yang Lan. Ms. Yang is the majority shareholder of Redrock, Her Village Limited, and Yang Lan Studio Limited.

(4). The address for this shareholder is 8/F, Crawford Tower, 99 Jervois Street, Sheung Wan, Hong Kong. Ms. Yang is the majority shareholder of Her Village Limited.

(5). Mr. Xing is a director of the Company.

(6). Mr. Lou is a director of the Company.

(7). Ms. Carla Zhou is the Chief Financial Officer of the Company.

(8). The address for the shareholder is Oriental Plaza Bldg. W3 12 Fl. East Chang'an Ave. Dongcheng District Beijing, 100738 PRC.

(9). The address for the shareholder is No. 16 Room 40, E Mei Road 366, Hongkou District, Shanghai, PRC.

NOTICE TO STOCKHOLDERS OF ACTION

APPROVED BY CONSENTING STOCKHOLDERS

The following action has been approved by the written consent of the stockholders holding a majority of the issued and outstanding shares of Common Stock:

1. The change of the name of the Company to China Grant Resorts, Inc. (“Name Change”), and

2. The reverse split of the Company’s issued and outstanding common stock, par value $0.001 per share (the “Common Stock”) on a 20 for 1 basis, so that every twenty (20) outstanding shares of Common Stock (which excludes treasury shares) before the reverse stock split shall represent one (1) share of Common Stock after the reverse stock split (“Reverse Stock Split”).

3. File with the Nevada Secretary of State a Certificate of Amendment to the Articles of Incorporation to effect the Name Change and the Reverse Stock Split (the “Certificate”) attached hereto as Appendix C;

NAME CHANGE

Purpose of the Name Change

The Company proposes to change its name to “China Grand Resorts, Inc.”

On August 1, 2009, the Company entered into a subscription and asset sale agreement with Beijing Hua Hui Hengye Investment Ltd. (“Hua Hui”) pursuant to which it received the commercial income rights to development project located in Changde, Hunan Province, PRC. As a result of this transaction, the Company intends to be involved in the  sale of resort projects in PRC.

The purpose of the name change is to better reflect the new corporate direction of the Company.

Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates

In order to effect the Name Change and the Reverse Stock Split, the Company will file the Certificate with the Nevada Secretary of State. The corporate acts will become effective at such future date, as determined by the Board of Directors, evidenced by the filing of the Certificate.

REVERSE STOCK SPLIT

Purpose of the Reverse Split

The Company’s Board of Directors has determined that it is in our best interest to effect a reverse split of our Common Stock of one share for every twenty shares outstanding so that every twenty outstanding shares of Common Stock (which excludes treasury shares) before the stock split shall represent one share of Common Stock after the stock split with all fractional shares rounded up to the next whole share (the “Reverse Split”). The Board of Directors believes that our Common Stock is undervalued and that the Reverse Split will allow the Company’s Common Stock to trade in a more realistic price range.

Principal Effects of the Reverse Split

On the effective date of the Reverse Split as stated in the Certificate, each twenty shares of our Common Stock issued and outstanding (which excludes treasury shares) immediately prior to the Reverse Split effective date (the “Old Shares”) will automatically and without any action on the part of the stockholders be converted into one share of our Common Stock (the “New Shares”).

Corporate Matters.   The Reverse Split would have the following effects based upon the number of shares of Common Stock outstanding as of the effective date of the Reverse Split as determined by the Board of Directors:

•	in a one-for-twenty reverse stock split, every twenty of our Old Shares owned by a stockholder would be exchanged for one New Share; and

•	the number of shares of our Common Stock issued and outstanding will be reduced from 9,965,538 shares to 996,554 (subject to rounding up for fractional shares) shares.

The Reverse Split will be effected simultaneously for all of our outstanding Common Stock and the exchange ratio will be the same for all of our outstanding Common Stock. The Reverse Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Split results in any of our stockholders owning a fractional share. As described below, stockholders and holders of options and warrants holding fractional shares will have their shares rounded up to the nearest whole number. Common Stock issued pursuant to the Reverse Split will remain fully paid and non-assessable. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Fractional Shares.   No scrip or fractional share certificates will be issued in connection with the Reverse Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the one for twenty reverse stock split ratio, will be entitled, upon surrender of certificate(s) representing these shares, to a number of shares of New Shares rounded up to the nearest whole number. The ownership of a fractional interest will not give the stockholder any voting, dividend or other rights except to have his or her fractional interest rounded up to the nearest whole number when the New Shares are issued.

Options and Warrants.   Holders of options and warrants to purchase shares of Common Stock, who upon exercise of their options or warrants would otherwise be entitled to receive fractional shares, because they hold options which upon exercise would result in a number of shares of Common Stock not evenly divisible by the Reverse Split ratio, will receive a number of shares of Common Stock rounded up to the nearest whole number.

Authorized Shares.   The Company is presently authorized under its Articles of Incorporation, as amended, to issue 1,750,000,000 shares of Common Stock. Upon effectiveness of the Reverse Split, the number of authorized shares of Common Stock would remain the same, although the number of shares of Common Stock issued and outstanding will decrease. The issuance in the future of additional shares of our Common Stock may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights of the currently outstanding shares of our Common Stock. The effective increase in the number of authorized but unissued and unreserved shares of the Company’s Common Stock may be construed as having an anti-takeover effect as further discussed below. Authorized but unissued shares will be available for issuance, and we may issue such shares in future financings or otherwise. If we issue additional shares, the ownership interest of holders of our Common Stock would be diluted. Also, the issued shares may have rights, preferences or privileges senior to those of our Common Stock.

Accounting Matters.   The Reverse Split will not affect the par value of our Common Stock. As a result, on the effective date of the Reverse Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced in proportion to the Reverse Split ratio (that is, in a one-for-twenty reverse stock split, the stated capital attributable to our Common Stock will be reduced to one fourth of its existing amount) and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will also be increased because there will be fewer shares of our Common Stock outstanding.

Potential Anti-Takeover Effect.   Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of the Company with another company), the Reverse Split was not proposed in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar actions having an anti-takeover effect to our Board of Directors and stockholders. Other than the Reverse Split and Amendment, our Board of Directors does not currently contemplate recommending the adoption of any other corporate action that could be construed to affect the ability of third parties to take over or change control of the Company.

Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates

In order to effect the Reverse Split, the Company will file with the Certificate with the Nevada Secretary of State.

The Reverse Split will become effective at such future date as determined by the Board of Directors, as evidenced by the filing of the Certificate with the Nevada Secretary of State (which we refer to as the “Effective Time”), but in no event earlier than the 20th calendar day following the mailing of this Information Statement. Beginning at the Effective Time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares (adjusted as stated herein).

As soon as practicable after the Effective Time, stockholders will be notified that the Reverse Split has been effected. The Company expects that its transfer agent, Action Stock Transfer Company will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal from the Company to its stockholders. No new certificates will be issued to any stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any Old Shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for New Shares. Action Stock Transfer Company does not charges a fee for each certificate issued representing New Shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S)

AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Material U.S. Federal Income Tax Consequences of the Reverse Split

The following discussion is a general summary of the material U.S. federal income tax consequences of the Reverse Split to a current stockholder of the Company that is a “United States person,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”) (sometimes referred to herein as a “U.S. stockholder”), and who holds stock of the Company as a “capital asset,” as defined in Section 1221 of the Code. This discussion does not purport to be a complete analysis of all of the potential tax effects of the Reverse Split. Tax considerations applicable to a particular stockholder will depend on that stockholder’s individual circumstances. The discussion does not address the tax consequences that may be relevant to particular categories of stockholders subject to special treatment under certain U.S. federal income tax laws (such as dealers in securities or currencies, banks, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, regulated investment companies, real estate investment companies, real estate mortgage investment conduits and foreign individuals and entities). The discussion also does not address any tax consequences arising under U.S. federal non-income tax laws, such as gift or estate tax laws, or the laws of any state, local or foreign jurisdiction. In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold stock of the Company through such entities.

The following discussion is based upon the Code, U.S. Treasury Department regulations promulgated thereunder, published rulings of the Internal Revenue Service (the “IRS”) and judicial decisions now in effect, all of which are subject to change or to varying interpretation at any time. Any such changes or varying interpretations may also be applied retroactively. The following discussion has no binding effect on the IRS or the courts.

No gain or loss should be recognized by a U.S. stockholder upon such stockholder’s deemed exchange of Old Shares for New Shares pursuant to the Reverse Split. The aggregate tax basis of the New Shares received in the Reverse Split should be the same as such stockholder’s aggregate tax basis in the Old Shares being exchanged, and the holding period of the New Shares should include the holding period of such stockholder in the Old Shares.

Because of the complexity of the tax laws and because the tax consequences to the Company or to any particular stockholder may be affected by matters not discussed herein, stockholders are urged to consult their own tax advisors as to the specific tax consequences to them in connection with the Reverse Split, including tax reporting requirements, the applicability and effect of foreign, U.S. federal, state and local and other applicable tax laws and the effect of any proposed changes in the tax laws.

Vote Required

The affirmative vote of the holders of a majority of all issued and outstanding shares of our Common Stock entitled to vote on the Corporate Actions has been received in the form of a written consent in lieu of special meeting.

Dissenters’ Rights of Appraisal

The Company is a Nevada corporation and are governed by the NRS. Holders of the Company’s Common Stock do not have appraisal or dissenter’s rights under the NRS in connection with the Corporate Actions or the filing of the Certificate as approved by Board of Directors and the stockholders of the Company.

Interest of Certain Persons in Matters to be Acted Upon

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Split that is not shared by all other stockholders of ours.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and Form 10-Q with the Securities and Exchange Commission (“SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC’s

Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet ( http://www.sec.gov ) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC may be obtained free of charge.

By Order of the Board of Directors

October 15, 2009

APPENDIX A

UNANIMOUS WRITTEN CONSENT

OF THE

BOARD OF DIRECTORS

OF

ASIA PREMIUM TELEVISION GROUP INC.

The undersigned, being all of the members of the Board of Directors (the “Board”) of Asia Premium Television Group Inc., a Nevada corporation (the “Corporation”), do hereby adopt the following resolutions by written consent in lieu of a meeting of the Board of the Corporation, pursuant to Sections 78.320 and 78.390 of the Nevada Revised Statutes:

WHEREAS, the Board of Directors of the Corporation believes that the Common Stock is undervalued and that a reverse stock split of the Common Stock will allow the Common Stock to trade in a more realistic price range; and

WHEREAS, the Board of Directors of the Corporation also believes that the name of the Corporation should be changed to China Grand Resorts Inc. to reflect the new business direction of the Corporation (“Name Change”); and

WHEREAS, the Corporation desires to effect a reverse stock split on a ratio twenty (20) for one (1), whereby every one twenty (20) shares of the authorized, issued and outstanding Common Stock of the Corporation shall be combined into one (1) share of authorized, issued and outstanding Common Stock of the Corporation (the “Reverse Stock Split”). The remaining decimal part shall be rounded up to the nearest whole share.

WHEREAS, the Corporation must file with the Nevada Secretary of State a Certificate of Amendment to its Articles of Certificate of Incorporation to effect the Name Change and the Reverse Stock Split (Certificate”);

NOW, THEREFORE, BE IT

RESOLVED, that the Board of Directors hereby authorizes and approves the Name Change, Reverse Stock Split, and authorizes and approves any officer of the Corporation to file on its behalf such form(s) or certificate(s) with the Nevada Secretary of State to effect the purpose and intent of the Name Change and Reverse Stock Split, including the Certificate, and be it further

RESOLVED, that the Board of Directors hereby authorizes the Corporation to seek by written consent the approval by the holders of a majority of the Corporation’s outstanding common stock (the “Stockholders”) of the Name Change, Reverse Stock Split and the Certificate; and hereby fixes the record date for such action as August 13, 2009, be it further

RESOLVED, that the filing of the Certificate is contingent upon approval by the Stockholders; and be it further

RESOLVED, that at any time prior to the effectiveness of the filing of the Certificate with the Nevada Secretary of State, notwithstanding authorization of the Certificate by the stockholders of the Corporation, the Board of Directors may abandon the Certificate without further action by the Corporation’s stockholders; and be it further

RESOLVED, that the Corporation, upon approval of the Stockholders, shall prepare and file with the SEC an Information Statement on Schedule 14C with respect to the approval of the Name Change and  Reverse Split by written consent in lieu of a stockholder meeting; and be it further

RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, with each such officer having the full authority to act without the participation or consent of any other officer, to do and perform any and all such other acts and things, and to take or omit to take any and all such further action, and to execute and deliver any and all such further agreements, instruments, certificates and other documents (including waiver agreements), in the name and on behalf of the Corporation and under its corporate seal or otherwise, as each of the officers may, in his or her discretion, deem necessary or appropriate in order to perform or otherwise satisfy, in whole or in part, any and all of the purposes and intents of these resolutions.

This unanimous written consent of the Board of Directors of the Corporation may be executed in counterparts, each of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned, being all of the members of the Board of Directors of the Corporation, have hereunto set their hands as of the 13th day of August 2009.

/s/ Liu Menghua                                                            /s/ Xing Jing

Liu Menghua, Chairman                                               Ying Jing, Director

/s/ Lou Peide

Lou Peide, Director

APPENDIX B

ASIA PREMIUM TELEVISION GROUP INC.

THIS VOTE IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF THE COMPANY

The undersigned is a shareholder (“Holder”) of Asia Premium Television Group. (“Company”), and as of August 13, 2009 (“Record Date”) owns of record and beneficially the number of shares of common stock of the Company indicated on the signature page below (“Shares”) and desires to vote such Shares in favor of the resolution stated below.

The Board of Directors of the Company previously have approved a resolution authorizing the Company to: (i) to reverse split its outstanding shares of common stock, $0.001 par value, on a twenty (20) for one (1) basis, so that every twenty (20) outstanding shares of Common Stock before the reverse stock split shall represent one (1) share of Common Stock after the reverse stock split (the “Reverse Split”) and the remaining decimal part shall be rounded up to the nearest whole share, and (ii) to change the name of the Company to China Grand Resorts, Inc., and (iii) present such corporate actions to a shareholder vote.

The undersigned shareholder desires to and does hereby vote all of the Shares in favor of the below Resolutions, and such Resolutions are hereby adopted, approved, and confirmed by the undersigned shareholder:

RESOLUTIONS

WHEREAS, the Board of Directors of the Corporation believes that the Common Stock is undervalued and that a reverse stock split of the Common Stock will allow the Common Stock to trade in a more realistic price range; and further believes that the Corporation should change its name to China Grand Resorts Inc. to reflect the new business direction of the Corporation,

 WHEREAS, the Corporation desires to; (i) change its name to China Grand Resorts Inc. (“Name Change”) and (ii) to effect a reverse stock split on the ratio of 20 to 1, whereby every twenty (20) shares of the authorized, issued and outstanding Common Stock of the Corporation shall be combined into one (1) share of authorized, issued and outstanding Common Stock of the Corporation (the “Reverse Stock Split”), and the remaining decimal part shall be rounded up to the nearest whole share.

WHEREAS, the Corporation must file with the Nevada Secretary of State a Certificate of Amendment to the Articles of Incorporation to effect the Name Change and the Reverse Stock Split (the “Certificates”);

WHEREAS, the Board of Directors have authorized the Corporation to seek the written consent of the Holders to approve the Reverse Stock Split and the Certificate.

WHEREAS, the Board of Directors have authorized the Corporation to seek the written consent of the Holders to approve the Name Change, Reverse Stock Split and the Certificate.

NOW, THEREFORE, BE IT

RESOLVED, that the Holder hereby approves the Name Change and Reverse Stock Split; and be it further

RESOLVED, that the Holder hereby authorizes and approves the filing of such form(s) or certificate(s) with the Nevada Secretary of State to effect the purpose and intent of the Name Change and Reverse Stock Split, including the Certificate, at such time as the Board of Directors determines in its discretion and without any further action by the Holder; and be it further

RESOLVED, that at any time prior to the effectiveness of the filing of the Certificate with the Secretary of State of Nevada, notwithstanding authorization of the Certificate by the stockholders of the Corporation, the Board may abandon the Certificate without further action by the stockholders; and be it further

RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, with each such officer having the full authority to act without the participation or consent of any other officer, to do and perform any and all such other acts and things, and to take or omit to take any and all such further action, and to execute and deliver any and all such further agreements, instruments, certificates and other documents (including waiver agreements), in the name and on behalf of the Corporation and under its corporate seal or otherwise, as each of the officers may, in his or her discretion, deem necessary or appropriate in order to perform or otherwise satisfy, in whole or in part, any and all of the purposes and intents of these resolutions.

THE UNDERSIGNED SHAREHOLDER HEREBY CASTS HIS/HER VOTE FOR ALL OF THE SHARES IN FAVOR OF THE ABOVE RESOLUTIONS.

This statement, when properly executed and delivered to the Company as provided below, will be deemed to be a vote in favor of the above resolutions. Any vote, once cast, may not be rescinded by the shareholder.

Please execute exactly as the name appears on your stock certificate and return to the Company by facsimile at +86 10 8776-2867. Please return the original copy to the Company at the address indicated on the following page. The corporate secretary is authorized to maintain this vote in the corporate minute book of the Company.

Date: August 14, 2009

SHARES

I hereby certify and affirm that I own of record and beneficially ___________ shares of common stock of the Corporation on the Record Date. I hereby vote these shares in favor of the above resolutions.

_______________________

Signature

_______________________

Print Name

RETURN VOTE TO:

3/F, No. 5 Building Shi Qiao World Trade Apartment,

B. No. 16 Dongsanhuan Middle Road, Chaoyang District,

Beijing 100022, P.R. China

Facsimile: +86 10 8776-2867

ATTN: YANG FEN

ADD Appendix A

APPENDIX C

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4520

(775) 684 5708

Website: www.nvsos.gov

USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:   Asia Premium Television Group Inc.

2. The articles have been amended as follows:

A. ARTICLE I is amended as follows:

The name of the Corporation has been changed to “China Grand Resorts, Inc.”

B. ARTICLE IV – regarding the capital stock is hereby amended to add the following  paragraph:

Each twenty (20) shares of Common Stock, $0.001 par value per share, of the Corporation outstanding at 9:00 a.m. on the Effective Date (as defined below) shall be deemed to be one (1) share of Common Stock, $0.001 par value per share, of the Corporation. There shall be no fractional shares.  Odd lots shall be rounded up.  The total number of authorized shares shall not be reversed down but shall remain 1,750,000,000 shares of common stock, par value $0.001 per share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 5,334,487 shares of Common Stock or 53.5% of the Common Stock outstanding.

4. The effective date of this Amendment is October __, 2009.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer as of this __th day of October, 2009.

Asia Premium Television Group Inc.

____________________________

Carla Zhou

Chief Financial Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. Nevada Secretary of State Amend Profit After

Revised: 3-6-09